Exhibit 99.1

GSV Capital Corp.

GSV Capital Corp. Reports First Quarter 2015 Results of Operations

Net Asset Value of $15.66 Per Share as of March 31, 2015

WOODSIDE, Calif., May 7, 2015 (GLOBE NEWSWIRE) -- GSV Capital Corp. ("GSV") (Nasdaq:GSVC), today announced financial results for the first quarter ended March 31, 2015. Net assets totaled $302.6 million or $15.66 per share at March 31, 2015, as compared to $14.80 per share at December 31, 2014, and $14.91 per share at March 31, 2014.

"We are pleased to report that Q1 2015 marks an important milestone as we achieved the highest NAV since inception. In addition, our portfolio is exhibiting strong fundamental momentum which we believe will continue to positively impact NAV over time,” said Michael Moe, Chief Executive Officer of GSV Capital. “Lastly, we have continued to monetize our position in Twitter with meaningful returns this quarter, and will continue to do so to optimize returns for our shareholders.”

Investment Portfolio as of March 31, 2015

At March 31, 2015, GSV owned positions in 52 portfolio companies with an aggregate fair value of $401.4 million. Excluding Treasuries, the Company’s three largest investments comprised 34.2% of the total portfolio value, while its top ten portfolio companies accounted for approximately 60.0% of the total portfolio value.

Top Ten Investments at March 31, 2015

$ in millions (rounded)	Fair Value	% of Total Portfolio
Twitter, Inc.	$60.1	15.0%
Palantir Technologies, Inc.	46.4	11.6
2U, Inc.	30.4	7.6
Dropbox, Inc.	25.6	6.4
Coursera, Inc.	14.5	3.6
Solexel, Inc.	14.0	3.5
PayNearMe, Inc.	14.0	3.5
Dataminr, Inc.	11.9	3.0
SugarCRM, Inc.	11.9	3.0
Avenues Global Holdings, LLC	11.3	2.8
Total (rounded)	$240.1	60.0%

Of the five key investment themes GSV has identified in its portfolio, Education Technology continues to be its largest commitment, constituting 35.1% of the total portfolio. Cloud Computing and Big Data represents 29.1% of the total portfolio, and Social Mobile, Marketplaces and Sustainability make up 21.5%, 8.7%, and 5.6% of the total portfolio, respectively.

GSV Capital Corp.

First Quarter 2015 Portfolio Investment Activity

In the first quarter of 2015, GSV invested approximately $9.0 million, including follow-on investments of $4.0 million in PayNearMe, $2.5 million in Lyft, $1.0 million in GSVlabs, $1.0 million in the Fullbridge Program, and $0.5 million in GSV Sustainability Partners.

During the first quarter of 2015, GSV sold shares in the following public portfolio company:

		Average
	Shares	Share	Net	Realized
Portfolio Company	Sold	Price	Proceeds	Gain/Loss	IRR

Twitter, Inc.	400,000	$48.90	$19,558,200	$13,220,095	39.3%

At March 31, 2015, GSV had investments in 48 private companies and 4 public companies (2U, Chegg, Cricket Media (f/k/a ePals Inc.) and Twitter). In general, management intends to liquidate its public securities holdings within one year following the expiration of the IPO lock-up.

Subsequent to quarter end, until May 7, 2015, GSV sold an additional 400,000 shares of Twitter at an average price of $51.52 per share, resulting in $20.6 million in net proceeds, $13.7 million in realized gains, and a 43.5% IRR. At quarter end, GSV had utilized $16.0 million of borrowings under its credit facility, and as of May 7, 2015, GSV has $18.0 million of borrowing capacity available to it under its credit facility.

As GSV's portfolio matures and realizes a cumulative net realized gain, GSV intends to distribute a portion of such gains to shareholders in the form of a distribution, though it is not certain as to when GSV will be able to do so.

First Quarter 2015 Financial Results

	Three Months Ended March 31, 2015		Three Months Ended March 31, 2014
	$ in millions (rounded)	per share	$ in millions (rounded)	per share
Net investment loss	$(7.6)	$(0.39)	$(2.8)	$(0.14)

Realized gain	$13.2	$0.68	$7.9	$0.41

Provision for taxes on net realized capital gains	$(5.4)	$(0.28)	$(3.2)	$(0.17)

Change in unrealized appreciation (depreciation)	$27.8	$1.44	$(3.1)	$(0.16)

(Provision) / Benefit for taxes on unrealized appreciation / depreciation of investments	($11.4)	$(0.59)	$1.3	$0.06

Net increase in net assets resulting from operations - basic	$16.7	$0.86	$0.1	$0.00

Weighted average common basic shares outstanding were 19.3 million for the three months ended March 31, 2015 and March 31, 2014.

GSV Capital Corp.

GSV’s liquid assets ended the quarter at $110.3 million, consisting of $8.1 million of cash, $2.0 million of unused borrowings available under the credit facility, and $100.2 million of public securities not subject to lock-up agreements, of which $30.7 million are subject to other sales restrictions.

New Independent Registered Public Accounting Firm

On April 27, 2015, upon the recommendation of the Audit Committee, GSV’s Board of Directors appointed Deloitte & Touche LLP (“Deloitte”) to serve as GSV’s new independent registered public accounting firm to audit GSV’s consolidated financial statements for the fiscal year ending December 31, 2015, subject to ratification by our stockholders. Please see GSV’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2015, for more information.

Conference Call and Webcast

Management will hold a conference call and webcast for investors today at 2:00 p.m. PT (5:00 p.m. ET). The conference call number for U.S. participants is 800-818-6592, and the conference call number for participants outside the U.S. is 1 719-457-2657. The conference ID number for both call numbers is 7129206. Additionally, interested parties can listen to a live webcast of the call from the "Investors" section of GSV Capital's website at http://investors.gsvcap.com/. An archived replay of the webcast will also be available for 12 months following the live presentation.

A replay of the conference call may be accessed through May 14, 2015 by dialing 888-203-1112 (U.S.) or 1 719-457-0820 (international), using conference ID number 7129206.

About GSV Capital Corp.

GSV Capital Corp. (GSVC) is a publicly traded investment fund that seeks to invest in high-growth, venture-backed private companies. Led by industry veteran Michael Moe, the fund seeks to create a portfolio of high-growth emerging private companies via a repeatable and disciplined investment approach, as well as to provide investors with access to such companies through its publicly traded common stock. GSV Capital is headquartered in Woodside, CA. www.gsvcap.com

www.gsvcap.com

Follow GSV Capital on Twitter: @gsvcap

The GSV Capital Corp. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=12750

GSV Capital Corp.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements," which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the SEC. GSV Capital Corp. undertakes no duty to update any forward-looking statements made herein.

Contact

GSV Capital Corp.

William Tanona

(650) 235-4769

IR@gsvam.com

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	March 31, 2015	December 31, 2014
ASSETS	(Unaudited)
Investments at fair value:
Investments in controlled securities (cost of $19,435,647 and $17,933,651, respectively) (1)	$20,179,675	$18,819,335
Investments in affiliated securities (cost of $85,749,640 and $80,760,208, respectively) (1)	75,411,267	70,172,313
Investments in non-controlled/non-affiliated securities (cost of $198,586,069 and $202,417,830, respectively)	305,832,821	281,992,669
Investments in treasury bill (cost of $100,013,333 and $100,001,692, respectively)	100,013,333	100,000,056
Investments owned and pledged (cost of $5,478,126 and $7,286,332, respectively)	5,492,502	7,298,042
Total Investments (cost of $409,262,815 and $408,399,713, respectively)	506,929,598	478,282,415

Cash	8,060,624	3,472,880
Restricted cash	41,181	48,889
Due from:
GSV Asset Management(1)	105,844	204,825
Portfolio companies(1)	77,436	85,356
Interest and dividends receivable	63,789	26,671
Prepaid expenses and other assets	464,561	596,926
Deferred financing costs	2,778,169	2,928,134
Total Assets	518,521,202	485,646,096

LIABILITIES
Due to:
GSV Asset Management(1)	30,255	23,396
Accounts payable and accrued expenses	184,912	292,950
Accrued incentive fees (1)	22,349,627	14,137,899
Accrued management fees (1)	641,209	641,276
Accrued interest payable	150,938	1,139,458
Payable for securities purchased	89,513,333	90,001,692
Current taxes payable	134,733	134,733
Deferred tax liability	18,452,122	6,907,666
Line of credit payable	16,000,000	18,000,000
Convertible senior notes embedded derivative liability	1,000	1,000
Convertible senior notes payable 5.25% due September 15, 2018	68,494,778	68,462,353
Total Liabilities	215,952,907	199,742,423
Commitments and contingencies
Net Assets	$302,568,295	$285,903,673

NET ASSETS
Common stock, par value $0.01 per share
(100,000,000 authorized; 19,320,100 issued and outstanding)	$193,201	$193,201
Paid-in capital in excess of par	275,837,514	275,837,514
Accumulated net investment loss	(39,542,087)	(31,972,292)
Accumulated net realized gain on investments	8,318,111	496,782
Accumulated net unrealized appreciation on investments	57,761,556	41,348,468
Net Assets	$302,568,295	$285,903,673

Net Asset Value Per Share	$15.66	$14.80

(1)	This balance is a related party transaction.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three months ended March 31, 2015	Three months ended March 31, 2014
INVESTMENT INCOME
Interest income from affiliated securities	$51,231	$39,928
Interest income from non-affiliated/non-controlled securities	7,793	-
Dividend income from affiliated securities	-	887
Total Investment Income	59,024	40,815

OPERATING EXPENSES
Investment management fees (1)	1,921,128	1,756,196
Accrued incentive fees(1)	8,211,728	969,652
Costs incurred under administration agreement	802,396	908,532
Directors’ fees(1)	85,306	65,000
Professional fees	341,744	456,539
Interest and credit facility expense	1,368,803	1,179,725
Other expenses	121,325	132,899
Gain on fair value adjustment for embedded derivative	-	(620,000)
Total Operating Expenses	12,852,430	4,848,543

Benefit for taxes on net investment loss	5,223,611	2,012,914

Net Investment Loss	(7,569,795)	(2,794,814)

Net Realized Gain:
From non-controlled/non-affiliated securities	13,218,403	7,931,745
Total Realized Gain on investments	13,218,403	7,931,745

Provision for Taxes on realized gains on investments	(5,397,074)	(3,238,531)

Net Change in Unrealized Appreciation (Depreciation) on investments:
From controlled securities	(141,656)	(355,631)
From affiliated securities	249,522	(256,966)
From non-controlled/non-affiliated securities	27,676,215	(2,461,082)
Change in Unrealized Appreciation (Depreciation) on investments	27,784,081	(3,073,679)

(Provision)/Benefit for taxes on unrealized appreciation/depreciation on investments	(11,370,993)	1,254,983

Net Increase in Net Assets Resulting From Operations	$16,664,622	$79,704

Net Increase in Net Assets Resulting From
Operations Per Common Share
Basic	$0.86	$-
Diluted	$0.73	$-

Weighted Average Common Shares Outstanding
Basic	19,320,100	19,320,100
Diluted	23,564,228	19,320,100

(1)	This balance is a related party transaction.

GSV Capital Corp.

GSV CAPITAL CORP. AND SUBSIDIARIES

FINANCIAL HIGHLIGHTS

	Three months ended		Three months ended
	March 31, 2015		March 31, 2014
Per Share Data	(Unaudited)		(Unaudited)
Net asset value at beginning of period	$14.80		$14.91
Net investment loss	(0.39)	(1)	(0.14)	(1)
Realized gain	0.68	(1)	0.41	(1)
Provision for taxes on net realized capital gains	(0.28)	(1)	(0.17)	(1)
Change in unrealized appreciation (depreciation)	1.44	(1)	(0.16)	(1)
(Provision)/Benefit for taxes on unrealized appreciation/deprecation of investments	(0.59)	(1)	0.06	(1)
Net asset value at end of period	$15.66		$14.91

Per share market value at end of period	$9.80		$10.14
Total return based on market value	13.56%	(2)	(16.13)%	(2)
Total return based on net asset value	5.81%	(2)	-%	(2)
Shares outstanding at end of period	19,320,100		19,320,100

Ratio / Supplemental Data:
Net assets at end of period	$302,568,295		$288,046,148
Average net assets	$296,308,650		$287,546,332

Annualized ratios
Ratio of gross operating expenses to average net assets (3)	17.59%		6.84%
Ratio of net income tax provisions to average net assets(3)	(15.80)%		(0.04)%
Ratio of net operating expenses to average net assets (3)	1.79%		6.80%

Ratio of net investment loss to average net assets (3)	(10.36)%		(3.94)%

(1)	Based on weighted average number of shares outstanding for the year/period.
(2)	Total return based on market value is based on the change in market price per share between the opening and ending market values per share in the period. Total return based on net asset value is based upon the change in net asset value per share between the opening and ending net asset values per share
(3)	Financial Highlights for periods of less than one year are annualized and the ratios of operating expenses to average net assets and net investment loss to average net assets are adjusted accordingly. Non-recurring expenses are not annualized. For the three months ended March 31, 2015, March 31, 2014, the Company did not incur any non-recurring expenses. Because the ratios are calculated for the Company’s common stock taken as a whole, an individual investor’s ratios may vary from these ratios.